EXHIBIT 3.2
                                     BYLAWS
                                       OF
                        DIVERSIFIED SENIOR SERVICES, INC.


                                    ARTICLE I
                                NAME AND OFFICES

     Section 1.1 NAME. The name of the Company is Diversified Senior Services, Inc. and, for the purposes of these Bylaws, is referred to as the Corporation.

     Section 1.2 PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place, within or without the State of North Carolina, as shall be determined from time to time by the Board of Directors and as shall have been so designated most recently in the annual report of the Corporation or amendment thereto, filed with the North Carolina Secretary of State pursuant to the North Carolina Business Corporation Act.

     Section 1.3 REGISTERED OFFICE. The Corporation shall maintain a registered office in the State of North Carolina as required by law, which may be, but need not be, identical with the principal office.

     Section 1.4 OTHER OFFICES. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II
                                    DIRECTORS

     Section 2.1 GENERAL POWERS. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

     Section 2.2 NUMBER, TERM AND QUALIFICATION. The number of directors of the Corporation shall be no less than three and no more than twelve, with the actual number constituting the entire Board of Directors at any given time to be established by resolution adopted from time to time by the Board of Directors. The number of directors may be increased or decreased from the stated minimum and maximum by the Board of Directors by not more than thirty percent (30%) during any 12-month period, as shall be determined from time to time by resolution of the Board of Directors adopted by affirmative vote of not less than a majority of the directors then in office. Notwithstanding the foregoing, no such resolution reducing the number of directors below the number of directors then in office shall of itself have the effect of removing any director prior to the expiration of such director's term of office. Any positions on the Board of Directors created by an increase in the number of directors pursuant to such a resolution and not filled by the shareholders shall be treated as vacancies to be filled by and in the discretion of the Board of Directors. The number of directors fixed pursuant to such a resolution shall be deemed to be the number of directors prescribed by these Bylaws.

     The Board of Directors shall be staggered by division into three classes, each class to be as nearly equal in number as possible, with the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, the term of office of directors of the second class to expire at the second annual meeting of shareholders after their election, and the term of office of directors of the third class to expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders after such classification and election, the number of directors equal to the number of the class whose term

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expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of shareholders. Each director shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

     Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

     Section 2.3 ELECTION OF DIRECTORS. Except as provided in Section 2.6, and subject to the provisions of Section 2.2, directors shall be elected at the annual meeting of shareholders.

     Section 2.4 VOTING FOR DIRECTORS. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meting at which a quorum is present. Except as provided in the Articles of Incorporation or required by applicable law, shareholders have no right to cumulate their votes for directors.

     Section 2.5 REMOVAL. Except as otherwise provided in the Articles of Incorporation or by applicable law, a director may be removed from office with or without cause by a vote of shareholders of the voting group entitled to elect such directors, provided a quorum exists and the number of votes cast in favor of such removal exceeds the number of votes cast against such removal. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that a purpose of the meeting is removal of such director. If any directors are so removed, new directors may be elected at the same meeting.

     Section 2.6 VACANCIES. A vacancy occurring in the Board of Directors, including positions not filled by the shareholders of those resulting from an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

     Section 2.7 COMPENSATION. The Board of Directors, in its discretion, may compensate directors for their services as such and may provide for the payment of all expenses reasonably incurred by directors in attending meetings of the Board or of any Committee or in the performance of their other duties as directors. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 2.8 COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors then in office, may designate and appoint from among its members one or more Committees, each consisting of two or more directors, who shall serve as members of such Committee at the pleasure of the Board of Directors. Each such Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except that no such Committee shall have authority to: (a) authorize dividends or other distributions not permitted by applicable law to be authorized by a Committee; (b) approve or propose to approve shareholders action that applicable law requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or on any Committee; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares (except that the Board of Directors may authorize a Committee or a senior executive officer to do so within limits specifically prescribed by the Board of Directors); or (i) amend or
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repeal any resolution of the Board of Directors that
by its terms provides that it is not so amendable or repealable. Nothing herein shall preclude the Board of Directors from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board of Directors.

                                   ARTICLE III
                              MEETING OF DIRECTORS

     Section 3.1 REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting or substitute annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

     Section 3.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if there shall be a person holding such office), the Chief Executive Officer or any two directors. Such meetings may be held either within or without the State of North Carolina.

     Section 3.3 NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice.

     The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

     A director's attendance at or participation in a meeting shall constitute a waiver by such director of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 3.4 QUORUM. A majority of the number of directors fixed or prescribed by these Bylaws shall be required for, and shall constitute, a quorum for the transaction of business at any meeting of the Board of Directors. However, in the event of vacancies on the Board of Directors, then a quorum shall consist of a majority of the directors in office.

     Section 3.5 MANNER OF ACTING. Except as otherwise provided in these Bylaws or required by applicable law, the affirmative vote of a majority of the directors present at a meeting of the Board of Directors shall be the act of the Board of Directors, if a quorum is present when the vote is taken.

     Section 3.6 ORGANIZATION. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board (if there shall be a person holding such office), or, in the absence or at the request of the Chairman of the Board, by the Chief Executive Officer, and in their absence or at their request, by any person selected to preside by vote of a majority of the directors present. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

     Section 3.7 ACTION WITHOUT MEETING. Action required or permitted to be taken by the Board of Directors or a Committee at a meeting may be taken without a meeting if one or more written consents describing the action taken are signed by each of the directors or members of the Committee, as the case may be, whether before or after the action so taken, and filed with corporate records or the minutes of the proceedings of the Board or Committee. Action so taken

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is effective when the last director or Committee member signs such consent, unless the consent specifies a different effective date. Such consent has the effect of a meeting vote and may be described as such in any document.

     Section 3.8 PARTICIPATION BY CONFERENCE TELEPHONE. Any one or more directors or members of a Committee may participate in a meeting of the Board of Directors or Committee by means of a conference telephone or similar communications device that allows all persons participating in the meeting to simultaneously hear each other during the meeting, and such participation in a meeting shall be deemed presence in person at such meeting.

                                   ARTICLE IV
                                    OFFICERS

     Section 4.1 GENERAL. The officers of the Corporation shall consist of a Chief Executive Officer (who shall be either the Chairman of the Board or the President, as provided in these Bylaws), a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, a Chief Operating Officer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be appointed by the Board of Directors or otherwise provided in these Bylaws. Any two or more offices may be simultaneously held by the same person, but no person may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation descriptive of such officer's duties as the Board of Directors may prescribe.

     Section 4.2 APPOINTMENT AND TERM. The officers of the Corporation shall be appointed from time to time by the Board of Directors; PROVIDED, that the Board of Directors may authorize a duly appointed officer to appoint one or more other officers or assistant officers, other than appointment of the Chief Executive Officer, the Chairman of the Board, the President or the Chief Operating Officer. Each officer shall serve as such at the pleasure of the Board of Directors.

     Section 4.3 REMOVAL. Any officer may be removed by the Board of Directors at any time with or without cause; but such removal shall not itself affect the contract rights, if any, of the person so removed.

     Section 4.4 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by, or in the manner prescribed by, the Board of Directors.

     Section 4.5 CHIEF EXECUTIVE OFFICER. If there is a Chairman of the Board and the Board of Directors designates the Chairman of the Board as the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer of the Corporation. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall supervise and control the management of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws. The title of the Chairman of the Board or President, as the case may be, serving as the Chief Executive Officer may, but need not, also refer to his or her position as Chief Executive Officer.

     Section 4.6 CHAIRMAN OF THE BOARD. The Board of Directors may, but need not, appoint from among its members an officer designated as the Chairman of the Board. If there is appointed a Chairman of the Board and such Chairman of the Board is also designated by the Board of Directors to be the Chief Executive Officer, then the Chairman of the Board shall have all of the duties and authority of the Chief Executive Officer and shall also, when present, preside over meetings of the Board of Directors. If there is a Chairman of the Board but such Chairman of the Board is not also designated as the Chief Executive Officer, then the Chairman of the Board shall, when present, preside over

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meetings of the Board of Directors and shall have such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws.

     Section 4.7 CHIEF OPERATING OFFICER. If there is appointed a Chairman of the Board who is also the Chief Executive Officer, then the President shall be the Chief Operating Officer. If the President is the Chief Executive Officer, then the President shall also serve as the Chief Operating Officer unless the Board of Directors shall designate some other officer of the Corporation as the Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Operating Officer shall supervise and control the operations of the Corporation, shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board of Directors, and, in the absence or disability of the Chief Executive Officer, shall have the authority and perform the duties of the Chief Executive Officer. The title of the President or other officer serving as the Chief Operating Officer may, but need not, also refer to his or her position as Chief Operating Officer.

     Section 4.8 PRESIDENT. Unless there is appointed a Chairman of the Board who is also designated the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of that office. If the President is not the Chief Executive Officer, then the President shall be the Chief Operating Officer and shall have all of the duties and authority of that office. If the president shall be the Chief Executive Officer and no other officer shall have been designated by the Board of Directors as the Chief Operating Officer, then the President shall also have all of the duties and authority of the Chief Operating Officer. Unless otherwise specified by the Board of Directors, the President shall serve as the Agency Administrator. The President shall also have such other duties and authority as may be prescribed from time to time by the Board of Directors.

     Section 4.9 VICE PRESIDENT. The Vice President, and if there be more than one, the Executive Vice President or other Vice President designated by the Board of Directors, shall, in the absence or disability of the President, have the authority and perform the duties of said office (including the duties and authority of the President as either Chief Executive Officer or Chief Operating Officer or both, if the President serves as such). In addition, each Vice President shall perform such other duties and have such other powers as are normally incident to the office of Vice President or as shall be prescribed by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.

     Section 4.10 SECRETARY. The Secretary shall have the responsibility and authority to maintain and authenticate the records of the Corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders, directors and Committees; shall give, or cause to be given, all notices required by law and by these Bylaws; shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, all records of shareholders as are required by applicable law or these Bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.

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     Section 4.11 TREASURER. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; shall keep, or cause to be kept, full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and shall generally have charge over the Corporation's accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.

     Section 4.12 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.

                                    ARTICLE V
                               ADVISORY COMMITTEE

     Section 5.1 GENERAL. In addition to the committees established by the Board of Directors pursuant to Article II of these Bylaws, an Advisory Committee is hereby established to assist the Corporation in evaluation of its programs and to establish and review policies, procedures, and programs. The Advisory Committee shall be comprised of a minimum of five members and a maximum of twelve members as determined from time to time by the Board of Directors. Membership on the Advisory Committee shall include at least one physician, one registered nurse, who shall serve as the Corporation's Nursing Supervisor or Director of Nursing, the President of the Corporation, and appropriate representation from the community.

     Section 5.2 DUTIES. The duties of the Advisory Committee shall be as follows: (a) to aid in the promotion of home care services and assisted living within the community; (b) to review and approve selected policies, i.e., patient/client care/service policies and procedures; (c) to annually review the Corporation's policies governing scope of services; admission and discharge; clinical records; emergency care; and program evaluation; (d) to assist in the planning of new programs or additions to existing programs; and (e) to provide a support system for the Board of Directors and the Corporation in making recommendations and evaluations of all areas of the Corporation as designated by the President of the Corporation.

     Section 5.2 MEETINGS. A regular annual meeting of the Advisory Committee shall be held immediately prior to and at the same place as the annual meeting or substitute annual meeting of shareholders. In addition, the Advisory Committee shall meet regularly on a quarterly basis, at such time and place, either within or without the state of North Carolina, and at such other times, as the Advisory Committee may determine from time to time.

     Section 5.3 VACANCIES. Any vacancy occurring in the Advisory Committee shall be filled by the President of the Corporation subject to ratification at the next regular meeting of the Board of Directors.

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     Section 5.4 REMOVAL. Any member of the Advisory Committee may be removed at any time with or without cause by a majority of the entire Board of Directors, as determined pursuant to these Bylaws.

     Section 5.5 Minutes. The Advisory Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

                                   ARTICLE VI
                            MEETINGS OF SHAREHOLDERS

     Section 6.1 PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated by the Board of Directors.

     Section 6.2 ANNUAL MEETINGS. The annual meeting of the shareholders shall be held each year at such date and time as shall be designated by the Board of Directors, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

     Section 6.3 SUBSTITUTE ANNUAL MEETINGS. If the annual meeting shall not be held on the date designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 6.4 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time or at the request of the Chief Executive Officer or the Board of Directors. Unless the Corporation is a "public corporation" (as defined in the North Carolina Business Corporation Act), a special meeting of the shareholders shall also be called upon the written demand or demands of the holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at such meeting pursuant to such demand or demands, provided such demand or demands describe the purpose or purposes for which said special meeting is to be held and are signed, dated and delivered to the Secretary of the Corporation. Notice of a special meeting called at the demand of shareholders shall be given within thirty (30) days after the date of receipt by the Secretary of the demand or demands requiring the call of such special meeting.

     Section 6.5 NOTICE OF MEETINGS. Written or printed notice stating the date, time and place of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date thereof, either personally or by mail, at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice pursuant to the Articles of Incorporation or applicable law.

     In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual meeting, the notice of meeting need not specifically state the purpose or purposes thereof or the business to be transacted thereat unless such statement is expressly required by the provisions of these Bylaws or by applicable law.

     If a meeting is adjourned for more than 120 days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, or if the date, time and place for the adjourned meeting is not announced prior to adjournment, then notice of the adjourned meeting shall be given as in the case of an original meeting; otherwise, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the

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adjournment is taken.

     A shareholder's attendance at a meeting constitutes a waiver by such shareholder of (a) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meting, unless the shareholder objects to considering the matter before it is voted upon.

     Section 6.6 RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or in order to make a determination of shareholders for any proper purpose, the Board of Directors may fix in advance a date as the record date for one or more voting groups for any such determination of shareholders, such record date in any case to be not more than seventy (70) days immediately preceding the date of the meeting or the date on which the particular action, requiring such determination of shareholders, is to be taken.

     If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the date on which notice of the meeting is first mailed to shareholders shall be the record date for such determination of shareholders.

     A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 6.7 SHAREHOLDERS' LIST. Not later than two (2) business days after the date notice of a meeting of shareholders is first given, the Secretary or other officer or person having charge of the stock transfer books of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, with the address of and number of shares held by each, arranged by voting group (and by class or series of shares within each voting group), which list shall be kept on file at the principal office of the Corporation (or such other place in the city where the meeting is to be held as may be identified in the notice of the meeting) for the period commencing two
(2) business days after notice of the meeting is first given and continuing through such meeting, and which list shall be available for inspection by any shareholder, or his or her agent or attorney, upon his or her demand, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his or her agent or attorney, during the whole time of the meeting and any adjournment thereof.

     Section 6.8 QUORUM. The holders of shares entitled to a majority of votes entitled to be cast by a voting group (as described in Section 9), present in person or represented by proxy, shall constitute a quorum of such voting group at all meetings of shareholders for purposes of acting on any matter for which action by such voting group is required. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

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     Section 6.9 ORGANIZATION. Each meeting of shareholders shall be presided over by the Chief Executive Officer, or, in the absence or at the request of the Chief Executive Officer, by such other officer as the Chief Executive Officer or the Board of Directors may designate, or in their absence and in the absence of such designation, by any person selected to preside by plurality vote of the shares represented and entitled to vote at the meeting, with each share having the same number of votes to which it would be entitled on any other matter on which all shares represented and entitled to vote at the meeting would be entitled to vote. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

     Section 6.10 VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation of the Corporation, each outstanding share, regardless of class, having the right to vote on a matter or matters submitted to a vote at a meeting of shareholders shall be entitled to one vote on each such matter. A shareholder may vote in person or by proxy.

     Except in the election of directors (as provided for in Section 3.4), if a quorum of a voting group exists, action on a matter by such voting group is approved by such voting group if the votes cast within such voting group favoring the action exceed the votes cast within such voting group opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation or a Bylaw adopted by the shareholders. If the Articles of Incorporation, a Bylaw adopted by the shareholders or applicable law provides for voting on a matter by two or more voting groups, action is taken on that matter only when approved by each of those voting groups counted separately; PROVIDED, that action may be taken by one voting group on a matter even though no action is taken at the same time by another voting group entitled to vote on the matter.

     Voting on all matters including the election of directors shall be by voice vote or by a show of hands unless, as to any matter, the holders of shares entitled to at least twenty-five percent (25%) of the votes of shares represented at the meeting and entitled to vote on that matter shall demand, prior to the voting on such matter, a ballot vote on such matter.

     As used in these Bylaws, the term "voting group" means all shares of one or more classes or series that, under the Articles of Incorporation or applicable law, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation or applicable law to vote generally on the matter are for that purpose a single voting group. So long as the Corporation shall have only one class of shares outstanding and the voting rights of all shares of such class are identical, then all such outstanding shares shall constitute a single voting group and the sole voting group, except to the extent that applicable law or the Articles of Incorporation requires that any of such shares be treated as a separate voting group.

     Section 6.11 PROXIES. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or his duly authorized attorney-in-fact. A proxy shall not be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting.

     Section 6.12 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, whether before or after the action so taken, and delivered to the Corporation to be included in the corporate minute book or filed with the corporate records. Such consent has the same effect as a meeting vote and may be described as such in any
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documents. In the case of any action proposed to be so taken by written consent that, if to be taken at a meeting, would require that notice be given to nonvoting shareholders, the Corporation shall give such nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken, which notice shall contain or be accompanied by the same material that, under applicable law, would have been required to be sent to nonvoting shareholders in a notice of such a meeting.

                                   ARTICLE VII
                          CONTRACTS, LOANS AND DEPOSITS

     Section 7.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any document or instrument on behalf of the Corporation, and such authority may be general or confined to specific instances. Any resolution of the Board of Directors authorizing the execution of documents by the proper officers of the Corporation or by the officers generally and not specifying particular officers shall be deemed to authorize such execution by the Chief Executive Officer, the Chief Operating Officer, the Chairman of the Board, the President, or any Vice President, or by any other officer if such execution is within the scope of the duties and of such other office. The Board of Directors may by resolution authorize such execution by means of one or more facsimile signatures.

     Section 7.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 7.3 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

     Section 7.4 DEPOSITS. All funds of the Corporation not otherwise employed or invested shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors direct.

                                  ARTICLE VIII
                               SHARE CERTIFICATES

     Section 8.1 CERTIFICATES FOR SHARES. Unless the Board of Directors authorizes the issue of some or all of the shares of any or all classes or series without certificates, certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the Chief Executive Officer, the Chief Operating Officer, the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, either manually or in facsimile (provided that certificates bearing facsimile signatures of both officers shall be manually countersigned by a registrar, transfer agent or other authenticating agent). They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

     Section 8.2 TRANSFER OF SHARES. Transfer of shares represented by certificates shall be made on the stock transfer books of the Corporation only upon the surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his or her duly authorized agent, transferee or legal representative, or as otherwise provided by applicable law. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

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     Section 8.3 LOST CERTIFICATES. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum and with such sureties as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond with respect to a certificate claimed to have been lost or destroyed. Any such authorization by the Board of Directors may be general or confined to specific instances. Nothing herein shall require the Board of Directors to authorize the issuance of any such replacement certificate under any circumstances in which the Corporation is not required to issue such certificate, this provision being permissive and not mandatory.

                                   ARTICLE IX
                               RECORDS AND REPORTS

     Section 9.1 GENERAL. The Corporation shall keep all records and submit and file all reports and filings as are required by applicable law. Unless the Board of Directors otherwise directs, the Treasurer shall be responsible for keeping, or causing to be kept, all financial and accounting records of the Corporation and for submitting or filing, or causing to be submitted or filed, all reports and filings of a financial or accounting nature, and the Secretary shall be responsible for keeping, or causing to be kept, all other records and for submitting or filing, or causing to be submitted or filed, all other reports and filings.

     The Corporation shall keep as permanent records minutes of all meetings of its incorporators, shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by Committees of the Board of Directors. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     Section 9.2 RECORDS AT PRINCIPAL OFFICE. The Corporation shall keep a copy of the following records at the Corporation's principal office:

     (a) Its Articles or restated Articles of Incorporation and all amendments to them currently in effect;

     (b) Its Bylaws or restated Bylaws and all amendments to them currently in effect;

     (c) Resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

     (d) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

     (e) All written communications to shareholders generally within the past three years and the financial statements required by law to be made available to the shareholders for the past three years;

     (f) A list of the names and business addresses of its current directors and officers; and

     (g) Its most recent annual report delivered to the North Carolina Secretary of State pursuant to the North Carolina Business Corporation Act.

     Section 9.3 FINANCIAL STATEMENTS. The Corporation shall make available to its shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis.

     If the annual financial statements are reported upon by a public accountant, such accountant's report shall accompany them. If not, the statements shall be accompanied by a statement of the President or the Treasurer or other person responsible for the Corporation's accounting records:

     (a) Stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

     (b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days after the close of each fiscal year; provided that the failure of the Corporation to comply with this requirement shall not constitute the basis for any claim of damages by any shareholder unless such failure was in bad faith. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail such shareholder the latest financial statements.

     Section 9.4 OTHER REPORTS TO SHAREHOLDERS. If the Corporation is not a public corporation and it indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before notice of the next shareholders' meeting.

     If the Corporation is not a public corporation and it issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, other than in a transaction or pursuant to a plan previously approved by a majority of the shares entitled to vote thereon, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting.

     Section 9.5 ANNUAL REPORT. The Corporation shall prepare and deliver to the North Carolina Secretary of State for filing each year the annual report required by the North Carolina Business Corporation Act. Such annual report shall be filed each year within 60 days after the end of the month in which the Corporation was incorporated, or at such other time as is then required by applicable law. The Corporation may, and when required by law shall, file all necessary or appropriate corrections and amendments to such annual report, and shall promptly file an amendment to its annual report to reflect any change in the location of the principal office of the Corporation.

                                    ARTICLE X
                               GENERAL PROVISIONS

     Section 10.1 DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation. The Board of Directors may fix in advance a record date for determining the shareholders entitled to a dividend. If such record date is not fixed by the Board of Directors, the date the Board of Directors authorizes such dividend shall be the record date.

     Section 10.2 SEAL. The corporate seal of the Corporation shall consist of two concentric circles between or within which are the name of the Corporation, the state of incorporation, the year of incorporation and the word "SEAL." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, stamped or reproduced by any means. Any officer of the Corporation authorized to execute or attest a document on behalf of the Corporation may affix or reproduce on such document, as and for the corporate seal of the Corporation, a seal in any other form sufficient to evidence that it is intended by such officer to represent the corporate seal of the Corporation, in which case such seal shall be as effective as the corporate seal in the form herein prescribed.

     Section 10.3 NOTICE AND WAIVER OF NOTICE. Except as otherwise provided in the Articles of Incorporation or these Bylaws, any notice permitted or required to be given pursuant to these Bylaws may be given in any manner permitted by applicable law and with the effect therein provided. Without limiting the generality of the foregoing, written notice by the Corporation to a shareholder is effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

     Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or Bylaws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice and included in the minutes or filed with the corporate records, whether done before or after the time stated in the notice, shall be equivalent to the giving of such notice.

     Section 10.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 10.5 INDEMNIFICATION. Any person who at any time serves or has served as a director of the Corporation shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) expenses, including reasonable attorneys' fees, actually and necessarily incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Corporation, arising out of his or her status as such director, or service, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or his or her activities in any of the foregoing capacities, and (b) any liability incurred by him, including without limitation, satisfaction of any judgment, money decree, fine (including any excise tax assessed with respect to an employee benefit plan), penalty or settlement, for which he or she may have become liable in connection with any such action, suit or proceeding.

     The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this Bylaw, including without limitation, to the extent necessary, (a) making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her and (b) giving notice to and obtaining approval by the shareholders of the Corporation.

     Expenses incurred by a director in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director to pay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such expenses.

     Any person who at any time after the adoption of this Bylaw serves or has served as a director of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein, and any modification or repeal of these provisions for indemnification shall be prospective only and shall not affect any rights or obligations existing at the time of such modification or repeal. Such right shall inure to the benefit of the legal representatives of any such person, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Bylaw, and shall not be limited by the provisions for indemnification in Sections 55-8-51 through 55-8-56 of the North Carolina Business Corporation Act or any successor statutory provisions.

     Any person who is entitled to indemnification by the Corporation hereunder shall also be entitled to reimbursement of reasonable costs, expenses and attorneys' fees incurred in obtaining such indemnification.

     Section 10.6 CONSTRUCTION. All references in these Bylaws to "shareholder" or "shareholders" refer to the person or persons in whose names shares are registered in the records of the Corporation, except to the extent that a beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a "shareholder" in accordance with a procedure therefor that the Corporation may, but need not, establish pursuant to applicable law. All personal pronouns used in these Bylaws shall include persons of any gender. All terms used herein and not specifically defined herein but defined in the North Carolina Business Corporation Act shall have the same meanings herein as given under the North Carolina Business Corporation Act, unless the context otherwise requires.

     Section 10.7 AMENDMENTS. Except as otherwise provided herein or in the Articles of Incorporation or by applicable law, these Bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors or the shareholders.

                               AMENDMENT TO BYLAWS
                                       OF
                        DIVERSIFIED SENIOR SERVICES, INC.


     Article V, Section 5.1, of the Bylaws of Diversified Senior Services, Inc., is hereby amended to read as follows:


                                    ARTICLE V
                               ADVISORY COMMITTEE

     Section 5.1 GENERAL. In addition to the committees established by the Board of Directors pursuant to Article II of these Bylaws, the Corporation may, at the option of the Board of Directors, set up an Advisory Committee to assist the Corporation in evaluation of its programs and to establish and review policies, procedures, and programs. The Advisory Committee shall be comprised of a minimum of five members and a maximum of twelve members as determined from time to time by the Board of Directors. Membership on the Advisory Committee shall include at least one physician, one registered nurse, who shall serve as the Corporation's Nursing Supervisor or Director of Nursing, the President of the Corporation, and appropriate representation from the community.

     This Amendment was approved by the Board of Directors and the sole Shareholder of the Corporation effective the 24th day of June, 1997.